AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                    -----------------------------------------------

            This Amended and Restated Revolving Credit Agreement (referred to herein as the "Agreement" or "this Agreement") is made as of July 2, 1997 between HONDO OIL & GAS COMPANY, a Delaware corporation (the "Borrower"), and THAMESEDGE, LTD., a United Kingdom corporation (the "Lender").

                                       RECITALS
                                       --------

            Lender and Borrower entered into a Revolving Credit Agreement as of June 28, 1996 (the "1996 Agreement") under which Lender agreed to advance to Borrower $13,500,000. The Borrower has requested that Lender make additional advances of $7,000,000 and to include those advances under the terms and conditions of the 1996 Agreement. The Lender has agreed to make additional revolving advances to the Borrower from time to time in a new aggregate amount not to exceed $20,500,000 of principal at any time outstanding plus all accrued interest. The monies will be used exclusively as follows:

            - $18,200,000 for Borrowers wholly owned subsidiary, Hondo Magdalena Oil & Gas Limited ("Hondo Magdalena"), for its requirements pursuant to the OPON Budget hereinafter defined; and

            - $2,300,000 to meet Borrower's corporate general and administrative expenses.


                                       ARTICLE I
                            INTERPRETATION AND DEFINITIONS

            SECTION 1.01 Definitions. The following terms, as used herein, shall have the following respective meanings:

            "AMEX" means the American Stock Exchange.

            "Advances" has the meaning set forth in Section 2.01.

            "Business Day" means any day of the year on which banks are not required or authorized to close in London or Houston, Texas.

            "Closing Date" has the meaning set forth in Section 3.01.

            "Code" means the Internal Revenue Code of 1986.

            "Commitment" has the meaning set forth in Section 2.01.

            "Credit Documents" means this Agreement, the Note, and the Guaranty.

            "Debt" means, as to any Person, all (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (d) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above, and
       (f) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

            "Default" means any event or condition that would, with the giving of any requisite notice and/or the passage of any requisite period of time, constitute an Event of Default.

            "Event of Default" has the meaning set forth in Section 6.01.

            "Free Cash Flow" means that amount of Borrower's net income attributable to Hondo Magdalena reported each year in accordance with GAAP as applicable to the international petroleum industry, applied consistently after deduction of all expenses incurred by Borrower or Hondo Magdalena in each respective year which are directly related to the operations of Hondo Magdalena in Colombia including, but not limited to: (i) Hondo Magdalena's share of royalty and other financial obligations due the government of Colombia; (ii) Hondo Magdalena's share of operating expenses under operating agreements and the Association Contract of 15th July 1987; (iii) overhead and general and administrative expenses attributable to operating agreements and the Association Contract of 15th July 1987; and (iv) remittance and income taxes.

            "GAAP" means generally accepted accounting principles for the United States or Colombia, as applicable.

            "Governmental Action" means any authorization, approval, consent, waiver, exception, license, filing registration, permit, notarization, special lease or other requirement of any Governmental Person.

            "Governmental Person" means, whether domestic or foreign, any national, federal, state or local government, any political subdivision thereof or any governmental, quasi-governmental (including, without limitation, AMEX or other markets in which Borrower's securities are traded), judicial, public, statutory or regulator instrumentality, authority, body, bureau or entity, including any central bank and any comparable authority.

            "Governmental Rule" means any treaty, law, rule, regulation, ordinance, order, code, interpretation, judgment, writ, injunction, decree, directive, guideline, policy or similar form of decision of any Governmental Person.

            "Guaranty" means the Amended and Restated Guaranty of Hondo Magdalena substantially in the form of Exhibit B.

            "Guarantor" means Hondo Magdalena.

            "Lien" means, with respect to any asset, (a) any lien, charge, claims, mortgage, security interest, pledge, negative pledge or other encumbrance of any kind in respect of such asset or (b) the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title-retention agreement relating to such asset.

            "Note" means the Promissory Note of the Borrower substantially in the form of Exhibit A.

            "OPON" means the Opon Association Contract dated July 15, 1987 between Empresa Colombiana de Petroleos ("Ecopetrol") and Opon Development Company.

            "OPON Budget" means the budgets for the calendar years 1996 and 1997 in connection with OPON, prepared by Amoco Colombia Petroleum Company and submitted at the operating committee meetings on April 10, 1996, and November 5, 1996, and the drilling of Opon Well No. 14 as described in letter dated June 18, 1997, from Amoco Colombia Petroleum Company to Hondo Magdalena and Opon Development Company copies of which have been previously supplied to Lender.

            "Person" means any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or any Governmental Person.

            "PIK Shares" means the securities, assets or property issued as payment in kind for interest on Advances pursuant to Section 2.05(b)(i).

            "Termination Date" means January 1, 1999 or the earlier date of termination of the Commitment pursuant to Section 6.01.

            SECTION 1.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP on a basis consistent with that used in the preparation of the financial statements referred to in Section 4.01(e).

            SECTION 1.03 Interpretation. In the Agreement the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to those of this Agreement unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, and references to Persons include their respective permitted successors and assigns.


                                      ARTICLE II

                           AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01 The Advances. The Lender agrees, on the terms and conditions hereinafter set forth, to make advances (the "Advances") to the Borrower from time to time during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding $20,500,000, as such amount is reduced from time to time pursuant to Section 2.03 (the "Commitment"). Each Advance shall be in an amount not less than $1,000,000 and, if greater shall be in increments of $100,000. Within the limits of the Commitment, the

       Borrower may borrow, prepay pursuant to Section 2.04(a) and reborrow under this Section 2.01.

            SECTION 2.02 Making the Advances. Each Advance shall be made on at least three Business Days notice from the Borrower to the Lender specifying the date and amount thereof. Not later than 10:00 a.m., London time, on the date of such Advance and upon fulfillment of the applicable conditions set forth in Article III, the Lender will make such Advance available to the Borrower in immediately available funds at such account and location as Borrower may designate in writing.

            SECTION 2.03 Optional and Mandatory Reductions of Commitment. Without any notice to the Borrower or any other action by an Person, the Commitment shall be automatically and permanently reduced (i) by an amount equal to the aggregate principal amount of the Advances repaid (or due but not repaid) pursuant to Section 2.04(c); (ii) advances repaid (or to be repaid) in kind pursuant to Section 2.05(b); and (iii) in accordance with Section 6.01.

            SECTION 2.04  Optional and Mandatory Prepayments of Advances.

            (a) The Borrower may, upon at least three Business Day's notice to the Lender stating the proposed date and amount of the prepayment, prepay the Advances in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided that each partial prepayment shall be in a principal amount not less than $100,000.

            (b) The Borrower shall immediately repay to the Lender, and there shall become due and payable by the Borrower an amount equal to the amount by which the aggregate amount of the Advances outstanding exceeds the Commitment at any time.

            (c) The Borrower shall immediately repay to the Lender, and there shall become due and payable by the Borrower, an amount equal to 75% of Free Cash Flow immediately upon receipt by OPON
       (for avoidance of doubt said 75% being over and above the 5% net profits interest agreed to be paid by Borrower to Lender pursuant to agreement among Borrower, Lender and Lonrho Plc dated as of December 18, 1992, as amended.)

            SECTION 2.05.  Principal and Interest.

            (a) The Borrower shall repay the unpaid principal amount of each Advance, and shall pay interest on each Advance, in accordance with the terms of the Note.

            (b)  Notwithstanding the foregoing:

            (i) Payment in Kind. If, in the opinion of management, Borrower does not have sufficient cash resources to pay interest on any of the Advances when due, then Borrower may offer to Lender a payment of the interest in shares of Borrower's common stock, valued at (i) the last reported sales price regular way on the interest due day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case on AMEX or other principal national securities exchange on which the Borrower's Common Stock is listed or, if not listed on any national securities exchange, on The

            Nasdaq Stock Market's National Market System or, (ii) if (i) is not applicable, the average of the bid and asked prices at the end of the interest due day in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by the Lender in good faith for that purpose. In making this determination, the Borrower's management will not, without the consent of Lender allocate cash resources to new capital projects not related to OPON. Lender will then notify Borrower whether it will either accept the payment of interest in kind or add the amount of interest due to the principal of the note. If Lender accepts the payment of interest in kind, Borrower will issue the requisite number of shares to Lender within ten business days after Borrower receives notice of acceptance from Lender in the same manner as provided in other loans between Borrower and Lender.

            (ii) Unregistered Shares. Lender recognizes that any PIK Shares will not have been registered under the Securities Act of 1933 and may not be sold in the absence of an effective registration under said Act or an exemption from the registration requirements of said Act.

            (iii) Registration Rights. If Lender so requests at any time and from time to time, Borrower will use its best efforts to promptly effect registration under the Securities Act of 1933 of the PIK shares so issued.

            SECTION 2.06  Payments and Computations.

            (a) The Borrower shall make each payment under the Note and any Credit Document not later than 12:00 noon, London time, on the day when due in lawful money of the United States of America to the Lender at such account and location as it may designate, in immediately available funds. All computations of interest under the Note shall be made by the Lender on the basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

            (b) Any amount payable under the Note or any Credit Document not paid when due shall bear interest until paid at the rate specified in the Note for late payments.

            SECTION 2.07 Payment on Non-Business Days. Whenever any payment to be made under the Note or any Credit Document shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                                      ARTICLE III

                                 CONDITIONS OF LENDING

            SECTION 3.01 Conditions Precedent to Effectiveness. The Agreement shall become effective on the day (the "Closing Date") that is the later of July 2, 1997 or when the Lender shall have received all of the following, each dated the Closing Date and otherwise in form and substance satisfactory to the Lender shall have been delivered to Lender; provided, however, that this Agreement shall be null and void (and the 1996 Agreement shall remain effective) unless all the following shall have occurred or been delivered to Lender on or prior to July 31, 1997:

            (a)  the Note executed by the Borrower;

            (b) copies of the resolutions of the Board of Directors of the Borrower unanimously authorizing this Agreement and the Note and the transactions contemplated hereby and thereby, certified by the Secretary of the Borrower to be in full force and effect, and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Note;

            (c) a certificate of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Note and the other documents to be delivered by the Borrower hereunder;

            (d)  the Guaranty executed by the Guarantor;

            (e) copies of resolutions of the board of directors of Guarantor authorizing the Guaranty, certified by the Secretary or Assistant Secretary of such Guarantor to be in full force and effect together with all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Guaranty;

            (f) a certificate of the Secretary or Assistant Secretary of Guarantor certifying the names and true signatures of the officers of the Guarantor authorized to sign the Guaranty and the other documents to be delivered by Guarantor hereunder;

            (g) certificates of good standing of each of the Borrower and the Guarantor, dated as of a recent date, from appropriate officials of the state of incorporation of such company;

            (h) a favorable opinion of Charles B. McDaniel, Esq. as counsel for the Borrower and as counsel for Guarantor covering such matters as may be required by Lender; and

            (i) a letter from Charles B. McDaniel, Esq. as the "Process Agent" pursuant to which the Process Agent agrees to act as process agent for Borrower and Guarantor and to forward forthwith to Borrower and Guarantor all process received by the Process Agent.

            SECTION 3.02 Conditions Precedent to All Advances. The obligation of the Lender to make each Advance shall be subject to the further conditions precedent that on the date of such Advance:

            (a) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Advance as though made on and as of such date;

            (b) no event has occurred and is continuing, or would result from such Advance, that constitutes a Default or an Event of Default; and

            (c) The Lender shall have received such other approvals, opinions and documents as the Lender may reasonably request.

                                     ARTICLE IIIA

            OPTION TO CONVERT DEBT INTO SHARES OF COMMON STOCK OF BORROWER

            SECTION 3A.01 Option to Convert. As additional consideration and requirement for the increase in the commitment reflected in this Agreement, Lender will have the option to convert $7,000,000 of the principal amount of the outstanding balance of the Note Purchase Agreement dated November 28, 1988, between Pauley Petroleum Inc. (now Borrower) and Lender, as amended, and Note dated November 30, 1988, for $75,000,000 from Pauley Petroleum Inc. to Lender, as amended (the "Thamesedge Note"), into shares of common stock, $1.00 par value, of Borrower at the conversion price of $7.70 per share (110% of the closing price of such shares on the American Stock Exchange on July 1, 1997).

            SECTION 3A.02 Approval by Borrower's Stockholders. Such conversion option will be subject to and conditioned upon approval by Borrower's stockholders at the next annual meeting of stockholders to be held approximately March 1998. Lender agrees to provide a letter from Lonrho Plc to Borrower, substantially in the form of Exhibit C, to the effect that on the matter of the approval of the option to convert such debt, Lonrho Plc agrees to cause its subsidiaries, The Hondo Company and Lender, to vote at that meeting the Borrower's shares held by them in proportion to the votes cast by stockholders other than The Hondo Company and Thamesedge. If the conversion option is not approved by the stockholders, then the interest rate on such $7,000,000 will become 13.5% per annum (the original rate of the Thamesedge Note) on the date of the meeting at which such conversion option is not approved.


                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

            SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified, in good standing and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. The Borrower has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

            (b) The execution, delivery and performance by the Borrower of the Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter documents or bylaws or (ii) any applicable Governmental Rule, (including, without limitation, AMEX or other markets in which Borrower's securities are traded) or any contractual restriction binding on or affecting the Borrower.

            (c) No Governmental Action is required for the due execution, delivery and performance by the Borrower of this Agreement, or any Credit Documents or the consummation of the transactions contemplated hereby and thereby.

            (d) The Credit Documents to which the Borrower is a party when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

            (e) The consolidated balance sheet of the Borrower and its subsidiaries as of September 30, 1996 and 1995 and the related statements of operations, changes in stockholders' equity and cash flows of the Borrower and its subsidiaries for the years then ended, audited by Ernst & Young and copies of which have been delivered to the Lender, fairly present in conformity with generally accepted accounting principles the financial position of the Borrower and its subsidiaries as of such dates and the results of the operations and cash flows for such periods. No material adverse change has occurred in the financial position, results of operations or business or prospects of the Borrower since September 30, 1996 except as described in documents on file by Borrower with the Securities and Exchange Commission, copies of which have been delivered to Lender, or of which Lender has actual knowledge.

            (f) There is no fact that the Borrower has not disclosed in writing to the Lender, or of which Lender has actual knowledge, that has or will have a material adverse effect on the financial condition of the Borrower or the ability of the Borrower to perform any of its obligations under any Credit Documents or the Guarantor under any Credit Documents.

            (g) There are no actions, suits or proceedings pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any subsidiary of the Borrower that could materially and adversely affect the financial condition or operations of the Borrower or any such subsidiary of the Borrower or the ability of the Borrower or the Guarantor to perform its obligations under any Credit Documents, except as described in the financial statements referred to in Section 4.01(e).

            (h) The obligations of the Borrower under this Agreement and the Guarantor under the Guarantee will rank at least pari passu with all claims of other senior creditors of the Borrower and the Guarantor, as the case may be.

            (i) The Borrower, the Guarantor and each of their subsidiaries have good title to their respective assets, and the same are not subject to any Liens.

            The only permitted exceptions to the Representations and Warranties set forth above are set forth in Schedule 1 attached hereto.


                                       ARTICLE V

                               COVENANTS OF THE BORROWER

            SECTION 5.01 Covenants of the Borrower. So long as any amount due hereunder or under the Note or any other Credit Document shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower will, unless the Lender shall otherwise consent in writing, comply in all respects with the following:

            (a) The Borrower and its subsidiaries will at all time maintain full and accurate books of account and records in conformity with GAAP. The Borrower and its subsidiaries will maintain a standard system of accounting and will furnish the following statements and reports to the Lender at the Borrower's expense:

            (i) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, complete consolidated financial statements of the Borrower and its subsidiaries, together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards by Ernst & Young or other independent certified public accountants selected by the Borrower and acceptable to the Lender, stating without exception or qualification that such financial statements have been prepared in accordance with GAAP consistently applied and present fairly, in all material respects, the consolidated financial position, result of operations and cash flows presented, such financial statements to contain a balance sheet as of the end of such fiscal year and statements of earnings, stockholders' equity and cash flows for such fiscal year, each setting forth in comparative form the corresponding figures for the preceding fiscal year;

            (ii) as soon as available and in any event within 120 days after the end of each fiscal year of Guarantor complete consolidated financial statements of Guarantor together with all notes thereto, prepared in reasonable detail in accordance with GAAP internationally recognized in the industry, together with an opinion, based on an audit using generally accepted auditing standards by Ernst & Young or other independent certified public accountants acceptable to the Lender, stating without exception or qualification that such financial statements have been prepared in accordance with GAAP consistently applied and present fairly, in all material respects, the consolidated financial position, and result of operations and cash flows presented, such financial statements to contain a balance sheet as of the end of such fiscal year, a consolidated profit and loss statement for such fiscal year and a statement of cash flows for such fiscal year, each setting forth in comparative form the corresponding figures for the preceding fiscal year;

            (iii) as soon as available, and in any event within 60 days after the end of each fiscal quarter of the Borrower, the Borrower's consolidated balance sheet as of the end of such fiscal quarter and statements of the Borrower's consolidated earnings, and cash flows for such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments; and, together with each such set of financial statements and each set of financial statements furnished under subsection (i) of this section, a certificate signed by the chief financial officer of the Borrower stating that financial statements are accurate and complete and present fairly, in all material respects, the consolidated financial position and result of operations presented, stating that the chief financial officer of the Borrower has reviewed this Agreement and that no Default or Event of Default exists at the time of such certificate or, if he concludes that a Default or Event of Default exists, specifying its nature and the action being taken or proposed to be taken with respect thereto;

            (iv) forthwith upon the occurrence of any Default or Event of Default, a certificate of the chief financial officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

            (v) promptly upon the mailing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so mailed;

            (vi) promptly after the Borrower has become aware of the same, notice of all pending or threatened litigation or arbitration proceedings and proceedings before any Governmental Person that could materially and adversely affect the financial condition or operations of the Borrower or the Guarantor;

            (vii) promptly upon any such occurrence, written notice to the Lender of any sale of assets by the Borrower in excess of $150,000 in any one transaction; and

            (viii) from time to time such additional information regarding the financial position, results of operations, cash flows or business or prospects of the Borrower or the Guarantor as the Lender may reasonably request.

            (b) The Borrower will preserve and maintain its, and cause its subsidiaries to preserve and maintain their corporate existence and all of its right, privileges and franchises necessary or desirable in the normal conduct of its business and will conduct its business in a regular manner. The Borrower will notify the Lender 30 days in advance of any change in the location of its or any of its subsidiary's principal place of business, of the establishment or discontinuance of its principal place of business or of a change in the corporate name, trade names or articles of incorporation or bylaws of the Borrower or any subsidiary of the Borrower.

            (c) The Borrower will keep, and will cause each of its subsidiaries to keep, all of its properties necessary, in the reasonable judgment of its Board of Directors, in its business in good working order and condition, ordinary wear and tear excepted, and will permit representatives of the Lender to inspect such properties and to examine and make extracts from the books and records of the Borrower and its subsidiaries during normal business hours.

            (d) The Borrower will comply with the requirements of all applicable Governmental Rules, a breach of which could have a material adverse effect on the consolidated financial condition or the business taken as a whole of the Borrower and its subsidiaries, except where contested in good faith and by proper proceedings.

            (e) The Borrower will, and will cause its subsidiaries to, keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to the Borrower's and its subsidiaries' business and activities. The Borrower will, and will cause its subsidiaries to, permit representatives of the Lender to visit and inspect all of its and its subsidiaries' properties to the extent permitted by applicable law and applicable safety and security policies of the Borrower and its subsidiaries (and to the extent such visitation and inspection shall not interfere with the normal operations of the Borrower and its subsidiaries) and to examine, subject to proprietary and confidentiality policies and agreements of or binding upon the Borrower and its subsidiaries, any or all of their books and records and to discuss their affairs, finances and accounts with their officers and employees, subject to proprietary and confidentiality policies and agreements of or binding upon the Borrower and its subsidiaries, all at such reasonable times and as often as may reasonably be desired.

            (f) The Borrower will pay and discharge all taxes, assessments, governmental charges and levies imposed on it, on its income or profits or on any of its property prior to the date on which interest and penalties attach thereto, except that the Borrower will not be required hereby to pay any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which it is maintaining adequate reserves.

            (g) The Borrower will, and will cause its subsidiaries to, maintain insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which they operate.

            (h) The Borrower will not create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, except as set forth on
       Schedule 1.

            (i) The Borrower will not (A) consolidate with or merge into any other Person or (B) sell, lease or otherwise transfer all or any substantial part of its assets to any other person.

            (j) The Borrower will not take any action that would result in the Borrower's obligations to the Lender under this Agreement and the Note not ranking at least pari passu in right of payment with all senior obligations of the Borrower to other creditors unless approved by Lender.

            (k) The Borrower will use the proceeds of this loan in the manner specified in the recitals first above written.

            (l) The Borrower will undertake no new capital projects not related to OPON of any type for so long as any monies remain due under any of the Credit Documents.

            (m) The Borrower will not sell, pledge, encumber transfer or in any way adversely affect the shares of or the assets held by Hondo Magdalena and it will similarly cause Hondo Magdalena to do likewise.


                                      ARTICLE VI

                                   EVENTS OF DEFAULT




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            SECTION 6.01  Events of Default.  If any of the following events
       (each an "Event of Default") shall occur and be continuing:

            (a) the Borrower shall fail to pay any installment of principal of, or interest on, the Advances and/or other amounts payable under this Agreement, the Note or any Credit Document when due and such failure shall remain unremedied for 3 days;

            (b) the Borrower or Guarantor shall fail to perform or observe any other term, covenant or agreement contained in any Credit Document on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower or Guarantor (as the case may be) by the Lender;

            (c) any representation or warranty made by the Borrower or Guarantor (or any of their officers) in or in connection with any Credit Document or Advance shall prove to have been incorrect in any material respect when made;

            (d) the Borrower, Guarantor and any of their respective subsidiaries shall (i) fail to pay any Debt (but excluding indebtedness evidenced by the Note) of the Borrower, Guarantor or such subsidiary (as the case may be), or any interest or premium thereon, when due (whether upon scheduled maturity, required prepayment, acceleration, demand or other notice or formality of any kind) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

            (e) the Borrower, Guarantor or any of their respective subsidiaries shall generally not pay its debts as they become due, shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Guarantor or any of their respective subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Borrower, Guarantor or any of their respective subsidiaries shall take any corporate or other action to authorize any of the actions set forth above in this paragraph
       (e);

            (f) a final judgment or order for the payment of money in excess of $75,000 shall be rendered against the Borrower, the Guarantor or any of their subsidiaries, and any such judgment or order shall continue unsatisfied and in effect for a period of 60 consecutive days;

            (g)  any of the Credit Documents shall be terminated, repudiated or


                                          12




       contested in any respect, any material provision of any of the Credit Documents shall for any reason cease to be valid and binding on the Borrower or Guarantor, Guarantor shall breach any obligation set forth in its Guaranty or there shall be a material adverse change in the financial condition of the Borrower or Guarantor affecting the ability of the Borrower or Guarantor to perform their respective obligations under the Note or the Guaranty; then, and in any such event, the Lender may, by notice to the Borrower, (i) declare the Commitment to make Advances to be terminated, whereupon the same shall forthwith terminate, and/or (ii) declare all Advances, all interest thereon and all other amounts payable under this Agreement the Note and all Credit Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.


                                      ARTICLE VII

                                     MISCELLANEOUS

            SECTION 7.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            SECTION 7.02 Notices, Etc. Except as otherwise specifically provided in this Agreement all notices and other communications provided for hereunder shall be in writing and shall be delivered to the addressees at the applicable addresses set forth below by mail, telecopy, Federal Express or other equivalent overnight carrier or by telephone (confirmed in writing within 24 hours) or telecopy or hand-delivered, if to the Borrower, to it at Hondo Oil & Gas Company, 10375 Richmond Avenue, Suite 900, Houston, TX 77042, telephone (713) 954-4600, telecopier (713) 954-4601, Attention: Charles B. McDaniel, Esq.; if to the Lender, to it at Thamesedge, Ltd., 4 Grosvenor Place, London, SW1X 7DL England, telephone 011-44-171-201-6000, telecopier 011-44-171-201-
       6100, Attention Robin Whitten with a copy to Rudolph H. Funke, Esq. at 805 Third Avenue, 18th Floor, New York, NY 10022, telephone 212-715-7001, telecopy 212-838-8141; or, as to each party, to it at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, except that notices to the Lender pursuant to the provisions of Article II shall not be effective until received by the Lender.

            SECTION 7.03 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 7.04. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all out-of-pocket costs and expenses in connection with the preparation, execution, delivery, administration and amendment of this Agreement, the Note, the Guaranty and the other Credit Documents


                                          13




       to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement, and all costs and expenses, if any (including reasonable fees and expenses of counsel), in connection with the enforcement of this Agreement, the Note, the Guaranty and the other Credit Documents to be delivered hereunder. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note and the other Credit Documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

            SECTION 7.05 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note, irrespective of whether or not the Lender shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. The Lender agrees to notify the Borrower promptly after any such set off and application, provided that the failure to give such notice shall not affect the availability of such set off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender may have.

            SECTION 7.06 Binding Effect: Governing Law. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to New York's principles of conflicts of law, other than title 14 of Article 5 of New York's General Obligations Law).


            SECTION 7.07 Counterparts. This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

            SECTION 7.08 Entirety of Agreement. The Credit Documents represent the complete understanding between the parties with respect to the subject matter of this transaction.

            SECTION 7.09   Jurisdiction.

            (a) The Borrower hereby irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in New York City over any action or proceeding arising out of or relating to this Agreement or the Note, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by sending copies of such process to it at its address and in the manner


                                          14




       determined under Section 7.02 hereof. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower further waives any objections to venue in such State and any objection to an action or proceeding in such State on the basis of forum non conveniens. The Borrower further agrees that any action or proceeding brought by it against the Lender shall be brought only in New York State or United States Federal court sitting in New York County, New York. The Borrower and the Lender waive any right it may have to jury trial.

            (b) Nothing in this Section 7.09 shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or any of its properties in the courts of any other jurisdictions.

            (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocable waives such immunity in respect of its obligations under the Credit Documents.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



       HONDO OIL & GAS COMPANY


       By:       /s/ John J. Hoey
            --------------------------
                 John J. Hoey
                 President and CEO


       THAMESEDGE, LTD.


       By:       /S/ R. E. Whitten
            --------------------------
       Name:     R. E. Whitten
       Title:    Finance Director



       By:       /s/ N. J. Morrell
            --------------------------
       Name:     N. J. Morrell
       Title:    Chief Executive








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